Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 Nos. 333-69145, 333-75993, 333-64795, 333-04161, 33-49872, 33-6129, 333-69147, 333-38178, 333-38184, 333-50516, 333-19335-01, 333-86534 and 333-86530, Registration Statements on Form S-3 Nos. 333-59141, 333-82671-99, 333-65810 and 333-50516 and Registration Statements on Form S-4 Nos. 333-92029 of Newmont Mining Corporation of our reports dated March 26, 2003 relating to the financial statements of Newmont Mining Corporation and Nusa Tenggara Partnership V.O.F. which appear in this Form 10-K/A.

October 24, 2003

/s/ PricewaterhouseCoopers LLP